UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 24, 2006 (February 23, 2006)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 23, 2006, as part of its succession planning process and upon the recommendation of its Personnel and Compensation Committee, the Board of Directors of Arch Coal, Inc. (the “Company”) elected Steven F. Leer, the Company’s President and Chief Executive Officer, as Chairman of the Board, effective April 28, 2006. Mr. Leer will continue to act as President and Chief Executive Officer until April 28, 2006, at which time Mr. Leer will assume the responsibilities of Chairman of the Board and Chief Executive Officer.
     In addition, upon the recommendation of its Personnel and Compensation Committee, the Board of Directors elected John W. Eaves, the Company’s Executive Vice President and Chief Operating Officer, as President and Chief Operating Officer of the Company, effective April 28, 2006. The Board of Directors also increased the size of the Board of Directors to eleven and elected Mr. Eaves to fill the newly-created vacancy, effective immediately. Mr. Eaves will serve as a Class II director, and his term will expire at the 2008 annual meeting of stockholders of the Company. Initially, Mr. Eaves will not serve on any committee of the Board of Directors.
     Mr. Eaves has served as the Company’s Executive Vice President and Chief Operating Officer since December 2002. From February 2000 to December 2002, Mr. Eaves served as Senior Vice President — Marketing of the Company and from September 1995 to December 2002 as President of Arch Coal Sales Company, Inc. Mr. Eaves also served as Vice President — Marketing of the Company from July 1997 through February 2000. Mr. Eaves serves on the board of directors of ADA-ES, Inc.
     The Company’s Board of Directors also approved certain revisions to its Corporate Governance Guidelines designating the chairman of the Nominating and Corporate Governance Committee to serve as lead director when the Board of Directors meets in executive session and to serve as the primary contact for other directors or stockholders who have questions or concerns regarding management. Those revisions become effective on April 28, 2006. The Company’s Corporate Governance Guidelines are published under “Corporate Governance” in the Investors section of the Company’s website at archcoal.com. The Board of Directors appointed James R. Boyd, the current Chairman of the Board, as chairman of the Nominating and Corporate Governance Committee, effective April 28, 2006. The information on the Company’s website is not part of this report.

Item 7.01	Regulation FD Disclosure.
     On February 24, 2006, the Company issued a press release announcing the changes described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
     The following exhibits are attached hereto and filed herewith.

Exhibit
No.	Description
99.1	Press release dated February 24, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2006	Arch Coal, Inc.

	By:	/s/ Robert G. Jones Robert G. Jones
Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description
99.1	Press release dated February 24, 2006.

3